Exhibit 77Q1(e)

Investment Advisory Agreement between JPMorgan Trust I and J.P. Morgan Investment Management Inc. dated 11/11/15. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 25, 2016 (Accession Number 0001193125-16-478637).

Sub-Advisory Agreement between J.P. Morgan Investment Management Inc. and JF International Management Inc. dated 12/7/15. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 21, 2015 (Accession Number 0001193125-15-408839)